EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                       ST. MARY LAND & EXPLORATION COMPANY

A. Wholly-owned subsidiaries of St. Mary Land & Exploration Company, a Delaware corporation:

         1. St. Mary Minerals, Inc., a Colorado corporation
         2. Parish Corporation, a Colorado corporation
         3. St. Mary Operating Company, a Colorado corporation
         4. Nance Petroleum Corporation, a Montana corporation
         5. St. Mary Energy Company, a Delaware corporation

B.       Other subsidiaries of St. Mary Land & Exploration Company

         1. Box Church Gas Gathering LLC, a Colorado limited liability company (58.6754%)
         2. Roswell LLC, a Texas limited liability company (90%)

C.       Wholly-owned subsidiaries of Parish Corporation:

         1. Natasha Corporation, a Colorado corporation
         2. Lucy Corporation, a Colorado corporation

D.       Partnership interests held by Parish Corporation:

         1. Hilltop Investment Partners, a Colorado general partnership (50%)
         2. C-470 Venture, a Colorado general partnership (68.858%)
         3. Parish Ventures, a Colorado general partnership (100%)

E.       Subsidiaries of Lucy Corporation:

         1. St. Mary East Texas LP, a Texas limited partnership (99%) (the remaining 1% interest is held by St. Mary Land & Exploration Company)